Exhibit 3.1
ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 8708
Website: secretaryofstate.biz
Document Number: 20080211527-18
Filing Date and Time: 03/26/2008 9:57 PM
Entity Number: E0203172008-6

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	Astra Ventures, Inc.

2.	Registered Agent	[X] Commercial Registered Agent: Empire Stock Transfer, Inc.
	for Service of Process	[ ] Noncommercial Registered Agent OR [ ] Office or Position with Entity

	(check only one box)	Name of Title of Office or Other Position with Entity

Nevada

3.	Authorized Stock:	100,000,000	$0.001
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to issue)	with par value:		without par value:

4.	Names	Seig Badke
	& Addresses,	Name
	of Board of	3090 Gordonvale Street	Thunderbay, Ontario CANADA		P7K 1B8
	Directors/Trustees:	Street Address	City	State	Zip Code
(each Director/Trustee must
	be a natural person at least	Name
18 years of age; attach
	additional page if more	Street Address	City	State	Zip Code
than two directors/trustees)

5.	Purpose:	The purpose of this Corporation shall be:
(optional-see instructions)

6.	Names, Address	Perry Langis	/S/ Perry Langis
	and Signature of	Name	Signature
	Incorporator:	1859 Whitney Mesa Drive	Henderson	NV	89014
	(attached additional page	Street Address	City	State	Zip Code
there is more than one
incorporator)

7.	Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
	Appointment of	/S/ Perry Langis		September 23, 2010
	Registered Agent:	Authorized Signature of R.A. or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees. See attached fee schedule.